Exhibit 99.1

FGI INDUSTRIES ANNOUNCES FIRST QUARTER 2023 RESULTS

EAST HANOVER, N.J., May 10, 2023 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the first quarter 2023.

FIRST QUARTER 2023 HIGHLIGHTS

(As compared to the first quarter of 2022)

▪	Total revenues of $27.2 million, (37.7%) y/y
▪	Gross profit of $7.2 million, (4.3%), Gross margin of 26.5%, +925 bps y/y
▪	Net loss of ($0.3) million
▪	Adjusted net loss of ($0.2) million
▪	Adjusted operating income of $0.1 million

MANAGEMENT COMMENTARY

“We were very pleased with our continued strong operational execution during the first quarter in what remains a very challenging market environment,” stated David Bruce, President and Chief Executive Officer of FGI. “We reported a record first quarter gross margin of 26.5%, which was up 925 basis points compared to the prior-year period despite the ongoing customer de-stocking and uneven demand trends witnessed during the quarter. The inventory correction that has been a headwind to our revenue growth over the last year has persisted into 2023, with the macro uncertainty adding another layer of pressure as many large customers are taking a very cautious stance and looking to reduce inventories to levels below historical averages. This is expected to prolong the de-stocking headwinds, particularly in the pro channel where the inventory correction will likely extend into at least the second quarter. However, we remain confident in the progress we are making on our organic growth initiatives through our Brands, Products, and Channels (BPC) strategy, which combined with our strong execution should result in profitable growth once channel inventory levels normalize.”

“While the uncertain demand environment, persistent inflation, and destocking headwinds are pressuring results in the near-term, we continue to take a long-term approach and remain focused on executing against our key strategic initiatives,” noted Bruce. “We were very excited to see our strategic focus pay off during the first quarter, as we were awarded several new product programs with key retail partners that will be key contributors to organic growth in the coming quarters. It is also important to note that during challenging market periods, we benefit from our diversified product portfolio and long-standing customer relationships. Many industry participants are facing challenges due to consumers trading down to lower priced products, but we are well-positioned given our ‘good, better, best’ product portfolio and our strong private-label offering, which is benefitting from the recent trends. In addition, our long-term customers look to FGI for support during difficult times, and as a result, we have not suffered any product or customer losses.”

“The supply chain inefficiencies and inflationary pressures resulted in challenges to our working capital usage during 2022, but our strict financial discipline has resulted in significantly improved free cash flow conversion in recent quarters, putting us in a strong financial position at the end of the first quarter,” stated Perry Lin, Chief Financial Officer of FGI. “We reported a cash balance of $7.4 million at March 31, 2023, which, combined with our borrowing capacity, provided us with total liquidity of $22.5 million at the end of the quarter, allowing us ample financial flexibility to support our organic growth initiatives and the ability to pursue strategic M&A.”

“We will continue to invest in our internal growth initiatives and focus on our operational execution, which should position the Company for long-term success as market conditions stabilize,” continued Bruce. “Our strong performance as it relates to our BPC strategy is a testament to our commitment to innovation and customer satisfaction, and we are confident in our ability to capitalize on these successes and continue delivering value to our customers. While the uncertain demand outlook will likely extend the inventory correction, we remain confident in our strategy and our ability to execute, and as a result, we continue to expect full-year 2023 revenues of $145 million to $163 million, adjusted operating income of $6.0 million to $6.8 million and adjusted net income of $4.2 million to $4.7 million.”

STRATEGIC UPDATE

FGI intends to drive long-term shareholder value through execution of its Brands, Products and Channels strategy to drive organic growth, enhanced financial performance, and efficient capital deployment. Some of the key accomplishments during the first quarter 2023 were as follows:

●	BPC Strategy: While near-term market fundamentals have been challenging, FGI has continued to invest in its BPC strategy, and the benefits of this strategy were evident during the first quarter, as the Company received several contract awards.

◾	The company secured an agreement with a large Canadian retailer for a refresh of its in-store sanitaryware line, including two new toilets, with new product roll-out expected to commence in September 2023.

◾	FGI won several programs for its shower business, positioning the company for continued growth. Notably, FGI added an online shower door program for an existing large Canadian retail partner which is expected to commence in June 2023. Additionally, FGI is set to revolutionize the customer in-store experience with a unique program for a large U.S. retailer that enables store associates, along with the customer, to collaboratively design & immediately quote and take orders for custom shower doors. FGI’s new online shower door configuration tool will allow for a seamless shopping experience and is expected to add incremental higher-margin shower door sales. Finally, FGI was recently awarded a national in stock program for its shower wall systems, as well as an online shower base program, with a large U.S. retailer, which will begin with a roll-out of up to 300 locations in the second half of 2023. This program will feature new and unique finishes which further expands the shower wall program’s industry leading design portfolio.

◾	FGI also continues to experience strong reception for its custom kitchen program. After a successful Kitchen & Baths show in January, the Company has added an additional 34 dealers to the portfolio, bringing the total dealer count to 159 at the end of the first quarter 2023, with additional dealer growth expected to continue.

●	Enhanced Financial Performance: FGI continued its strong operational execution during the first quarter, which resulted in another period of strong gross margin performance. Gross margin was 26.5% during the first quarter of 2023, up from 17.3% in the same period last year and up nearly 300 basis points sequentially despite the normal first quarter seasonal revenue decline. While the Company does not expect to sustain the first quarter gross margin levels for the full year, FGI is positioned for strong gross margin improvement in 2023, as compared to the full year 2022, owing to a more favorable revenue mix, lower freight costs, and the benefit of pricing increases implemented in 2022.

●	Efficient Capital Deployment: FGI will continue to prioritize capital deployment in support of its core organic growth opportunities. Additionally, with total liquidity of $22.5 million at March 31, 2023, the Company has the financial flexibility to pursue opportunistic bolt-on acquisition opportunities to supplement its organic growth strategy.

FIRST QUARTER 2023 RESULTS

Revenue totaled $27.2 million during the first quarter of 2023, a decrease of 37.7% compared to the prior-year period, driven by continued inventory de-stocking across all segments and geographies, partially offset by growth in Other product categories, primarily the custom kitchen cabinetry business. Currency was a 1.1% headwind to revenue growth during the first quarter.

●	Sanitaryware revenue was $15.4 million during the first quarter of 2023, down from $26.8 million in the prior-year period. The revenue decline was due to ongoing inventory de-stocking, primarily in the pro channel, as customers are becoming increasingly cautious regarding inventory levels, with some large customers reducing their inventory levels to below historical average levels.

●	Bath Furniture revenue was $5.0 million during the first quarter of 2023, a decline from revenue of $10.1 million in the prior-year period. As previously noted, our Bath Furniture business has been experiencing significant de-stocking, and customers continued to decrease inventory levels amidst some modest softening in overall demand from the prior year period.

●	Shower Systems revenue was $5.0 million during 1Q23, down from $6.0 million last year. The decline in shower systems revenue is expected to be temporary, as momentum in the business remains strong, highlighted by several awards with national retailer partners that we expect to roll out in the second half of 2023.

●	Other revenue was $1.8 million during the first quarter, up from $0.7 million in the prior year, driven by growth in the custom kitchen cabinetry business.

Gross profit was $7.2 million during the first quarter of 2023, a decrease of only 4.3% compared to last year, as the revenue headwinds experienced during the quarter, were offset by a shift in the revenue mix towards the higher-margin shower systems and custom kitchen cabinetry businesses. Gross profit margin improved to 26.5% during the first quarter of 2023, up 925 basis points from the prior-year period. In addition to the more favorable mix, gross margins also benefitted from price increases implemented during 2022 and lower freight costs. During the first quarter of 2023, the Other category, primarily shower systems and kitchen cabinetry, accounted for 25% of revenues, up from 15% last year.

Operating income was approximately break-even during the first quarter of 2023, at a loss of $3,000, down from income of $0.7 million in the prior-year period. Operating income during the first quarter of 2023 included non-recurring expenses of $0.1 million for business expansion expense and IPO-related legal expense. Excluding these one-time expenses, adjusted operating income was $0.1 million during the first quarter. The decline in operating income was a result of the lower gross profit and an increase in operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy despite the short-term revenue pressures. The increase in operating expenses resulted from marketing spending for new product initiatives, expenses for the Kitchen & Bath trade show, costs to support the Australia and UK expansions, and expenses tied to the new kitchen business development opportunity. As a result, operating margin was 0.0% during the first quarter, down from 1.6% in the same period last year.

The Company reported a GAAP net loss of ($0.3) million, or ($0.03) per diluted share during the first quarter of 2023, versus net income of $0.5 million, or $0.05 per diluted share, in the same period last year. Net income for the first quarter of 2023 included after-tax expenses of $0.1 million related to business expansion expense and IPO-related legal expense. Net income for the first quarter of 2022 included after-tax expense of $0.2 million related to non-recurring IPO-related compensation expense. Excluding these items, adjusted net loss for the first quarter of 2023 was ($0.2) million, or ($0.02) per diluted share, versus adjusted net income of $0.7 million, or $0.07 per diluted share, for the same period last year.

FINANCIAL RESOURCES AND LIQUIDITY

As of March 31, 2023, the Company had $7.4 million of cash and cash equivalents, total debt of $8.4 million and $15.1 million of availability under its credit facilities net of letters of credit. Combined with cash and cash equivalents, total liquidity was $22.5 million at March 31, 2023.

FINANCIAL GUIDANCE

FGI believes the long-term outlook for the repair and remodel markets remains attractive, and the Company continues to be encouraged by the progress achieved on its organic growth initiatives through the BPC strategy. The Company has made excellent progress on its margin improvement initiatives, and management continues to expect repair and remodel industry volumes to decline in the mid-to-high single digits and inventory de-stocking to continue into 2023. As a result, the Company reiterates its fiscal 2023 guidance as follows:

•Total Revenue of $145 million and $163 million

•Total Adjusted Operating Income of $6.0 million and $6.8 million

•Total Adjusted Net Income of $4.2 million to $4.7 million

The Company’s 2023 guidance includes roughly $0.5 million of costs related to investments in a new kitchen program. Guidance for adjusted operating income and adjusted net income is presented on an adjusted basis and excludes non-recurring items. All guidance is current as of the time provided and is subject to change.

FIRST QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, May 11 at 8:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through May 25, 2023:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10178012

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols, non-recurring compensation expenses related to our IPO, and one-time anti-dumping penalty expenses. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols, unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2023 Adjusted Operating Income and 2023 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the effect of the COVID-19 pandemic and the associated impact on the national and global economy, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2022, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Paul Bartolai, CFA

773-489-5692

FGI@val-adv.com

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2023	December 31, 2022
	USD	USD
ASSETS

CURRENT ASSETS
Cash	$7,380,212	$10,067,428
Accounts receivable, net	12,106,710	14,295,859
Inventories, net	9,876,132	13,292,591
Prepayments and other current assets	2,928,377	2,588,081
Prepayments and other receivables – related parties	5,304,314	5,643,649
Total current assets	37,595,745	45,887,608

PROPERTY AND EQUIPMENT, NET	1,308,697	1,269,971

OTHER ASSETS
Operating lease right-of-use assets, net	16,263,039	9,815,572
Deferred tax assets, net	1,365,703	1,265,539
Other noncurrent assets	2,172,009	2,128,240
Total other assets	19,800,751	13,209,351
Total assets	$58,705,193	$60,366,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$8,426,548	$9,795,052
Accounts payable	8,159,699	14,718,969
Accounts payable – related parties	568,406	104,442
Income tax payable	163,801	33,350
Operating lease liabilities – current	1,191,178	1,543,031
Accrued expenses and other current liabilities	3,003,691	3,580,359
Total current liabilities	21,513,323	29,775,203

OTHER LIABILITIES
Operating lease liabilities – noncurrent	14,611,015	7,847,317
Total liabilities	36,124,338	37,622,520

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and 2022)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,500,000 and 7,000,000 shares issued and outstanding as of March 31, 2023 and 2022)	950	950
Additional paid-in capital	20,579,580	20,459,859
Retained earnings	3,376,545	3,679,920
Accumulated other comprehensive loss	(1,376,220)	(1,396,319)
Total shareholders’ equity	22,580,855	22,744,410
Total liabilities and shareholders’ equity	$58,705,193	$60,366,930

The accompanying notes are an integral part of these consolidated financial statements.

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended
	March 31,
	2023	2022
	USD	USD
REVENUES	$27,162,266	$43,575,239

COST OF REVENUES	19,960,108	36,050,653

GROSS PROFIT	7,202,158	7,524,586

OPERATING EXPENSES
Selling and distribution	4,711,089	4,677,352
General and administrative	2,142,245	1,842,807
Research and development	351,751	313,681
Total operating expenses	7,205,085	6,833,840

(LOSS) INCOME FROM OPERATIONS	(2,927)	690,746

OTHER (EXPENSES) INCOME
Interest income	1,375	31
Interest expense	(249,637)	(131,752)
Other (loss) income, net	(19,557)	98,845
Total other (expenses), net	(267,819)	(32,876)

(LOSS) INCOME BEFORE INCOME TAXES	(270,746)	657,870

PROVISION FOR INCOME TAXES
Current	132,765	171,499
Deferred	(100,136)	(43,822)
Total provision for income taxes	32,629	127,677

NET (LOSS) INCOME	(303,375)	530,193

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	20,099	(57,180)

COMPREHENSIVE (LOSS) INCOME	$(283,276)	$473,013

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	9,500,000	8,833,333
Diluted	9,508,750	10,941,667

EARNINGS PER SHARE
Basic	$(0.03)	$0.06
Diluted	$(0.03)	$0.05

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2023	2022
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(303,375)	$530,193
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	35,560	68,957
Share-based compensation	119,720	39,812
Provision for doubtful accounts	56,932	67,644
Provision of (reversal of) defective return	460,258	(284,548)
Foreign exchange transaction gain (loss)	33,906	(20,460)
Deferred income taxes	(100,164)	(32,708)
Adjustment for Right of use assets	(89,093)	—
Changes in operating assets and liabilities
Accounts receivable	1,671,959	5,942,915
Inventories	3,416,460	(317,256)
Prepayments and other current assets	(340,296)	(1,055,788)
Prepayments and other receivables – related parties	339,335	(4,200,435)
Other noncurrent assets	(43,769)	(606,253)
Income taxes	130,451	(616,952)
Right-of-use assets	385,477	313,929
Accounts payable	(6,559,270)	(8,085,105)
Accounts payable-related parties	463,964	—
Operating lease liabilities	(332,006)	(311,233)
Accrued expenses and other current liabilities	(576,669)	(499,440)
Net cash used in operating activities	(1,230,620)	(9,066,727)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(74,173)	(24,383)
Net cash used in investing activities	(74,173)	(24,383)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments of) proceeds from revolving credit facility	(1,368,504)	1,664,130
Net proceeds from issuance of ordinary shares in IPO	—	12,370,800
Excess payment over carrying value on long-lived assets acquisition from common-control affiliate
Net cash (used in) provided by financing activities	(1,368,504)	14,034,930

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(13,919)	(34,378)

NET CHANGES IN CASH	(2,687,216)	4,909,442
CASH, BEGINNING OF YEAR	10,067,428	3,883,896
CASH, END OF YEAR	$7,380,212	$8,793,338

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	(250,263)	(130,954)
Cash paid during the period for income taxes	(2,263)	(784,689)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on Right-of-use assets	(7,444,961)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Non-GAAP Measures

The following table reconciles Income from Operations to Adjusted Operating Income and Adjusted Operating Margins, as well as Net income to Adjusted Net Income for the periods presented.

	For the three months ended
	March 31,
	2023	2022
(Loss) Income from operations	$(2,927)	$690,746
Adjustments:
Non-recurring IPO-related compensation	—	232,312
IPO legal fee	50,000
Business expansion expense	61,772
Adjusted income from operations	108,845	923,058
Revenue	$27,162,266	$43,575,239
Adjusted operating margins	0.4%	2.1%

	For the three months ended
	March 31,
	2023	2022
Net (Loss) Income	$(303,375)	$530,193
Adjustments:
Non-recurring IPO-related compensation	—	232,312
IPO legal fee	50,000
Business expansion expense	61,772
Total	(191,603)	762,505
Tax impact of adjustment at 18% effective rate	(21,125)	(41,816)
Adjusted net (loss) income	$(212,728)	$720,689